UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 14, 2026

WOLFSPEED, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-40863	56-1572719
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4600 Silicon Drive
Durham	North Carolina	27703
(Address of principal executive offices)		(Zip Code)

(919) 407-5300
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.00125 par value	WOLF	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Employment Agreement with CFO

On January 14, 2026, Wolfspeed, Inc. (the “Company”) and Gregor van Issum, the Company’s Chief Financial Officer and Executive Vice President, entered into an employment agreement (the “New Agreement”), replacing the employment agreement, dated July 6, 2025, between Wolfspeed Europe GmbH, a subsidiary of the Company (“Wolfspeed Europe”), and Mr. van Issum and the letter agreement, dated December 12, 2025, between Wolfspeed and Mr. van Issum (collectively, the “Prior Agreements”). The New Agreement is effective January 1, 2026.

Except as follows, the terms of the New Agreement are materially consistent with the previously disclosed terms of the Prior Agreements included in the Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on July 7, 2025 and the Current Report on Form 8-K filed with the SEC on December 15, 2025, which are incorporated herein by reference.

In addition to the previously disclosed compensation terms, under the New Agreement, during the term of his employment, the Company, at its sole expense, will provide Mr. van Issum with access to the Duke Executive Health program.

Consistent with the Prior Agreements, the New Agreement provides that Mr. van Issum is required to repay to the Company the previously disclosed sign-on bonus of $450,000 under certain circumstances. Pursuant to the New Agreement, such repayment is required if Mr. van Issum terminates his employment with the Company for any reason or is terminated by the Company for “Cause” within one year of September 1, 2025. “Cause” is defined in the New Agreement as (i) Mr. van Issum’s willful and continued failure to substantially perform the reasonable and lawful duties and responsibilities of his position that is not corrected after one written warning detailing the concerns and offering Mr. van Issum a reasonable period of time to cure; (ii) any material and willful violation of any federal or state law by Mr. van Issum in connection with his responsibilities as an employee of the Company; (iii) any act of personal dishonesty or misrepresentation taken by Mr. van Issum in connection with his responsibilities as an employee of the Company, including with the intention or reasonable expectation that such may result in his personal enrichment; (iv) Mr. van Issum’s conviction of, or plea of nolo contendere to, or grant of prayer of judgment continued with respect to, a felony that the Board of Directors reasonably believes has had or will have a material detrimental effect on the Company’s reputation or business; or (v) Mr. van Issum materially breaching his Employee Agreement Regarding Confidential Information, Intellectual Property, and Noncompetition, which breach is not cured.

Mr. van Issum will be an at-will employee. As such, his employment is not for any specified period of time and can be terminated by Mr. van Issum or by the Company at any time, with or without advance notice, and for any or no particular reason or cause. In connection with a termination of Mr. van Issum’s employment for any reason, Mr. van Issum shall be entitled to receive, within 10 days after the date his employment with the Company terminates, (i) any portion of his base salary earned and unpaid through the termination date; (ii) any expenses owed to Mr. van Issum; (iii) any accrued but unused vacation pay owed to Mr. van Issum; (iv) any unfulfilled payments related to Mr. van Issum’s access to the Duke Executive Health program; and (v) any amounts arising from Mr. van Issum’s participation in, or benefits under, any employee benefit plans, programs or arrangements, in each case pursuant to and in accordance with the terms of the New Agreement. As previously disclosed, Mr. van Issum is eligible to participate in the Wolfspeed Severance Plan - Senior Leadership Team.

The foregoing description of the New Agreement is not meant to be complete and is qualified in its entirety by reference to the New Agreement, which is included as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)    Exhibits

Exhibit No.	Description of Exhibit

10.1	Employment Agreement, dated January 14, 2026, between Wolfspeed, Inc. and Gregor van Issum
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WOLFSPEED, INC.

By:	/s/ Melissa Garrett
Melissa Garrett
Senior Vice President and General Counsel

Date: January 15, 2026